Exhibit 3.135

CERTIFICATE OF INCORPORATION

OF

PREMIER COAL SALES COMPANY

1. The name of the corporation is PREMIER COAL SALES COMPANY.

2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conJucted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Hundred Dollars ($100.00) in the aggregate to One Hundred Thousand Dollars ($100,000.00).

5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
K. L. Husfelt	100 West Tenth Street Wilmington, Delaware 19801

B. A. Schuman	100 West Tenth Street Wilmington, Delaware 19801

E. L. Klasler	100 West Tenth Street Wilmington, Delaware 19801

6. The corporation is to have, icrpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, Alter or repeal the bylaws of the corporation.

8. Elections of directcQ need not be by written ballot unless the bylaws of the corporation shall so provide.

Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of De!aware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the inCorporators heielnbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying’ that this is our act and deed and the tacts herein stated are true, and accordingly have hereunto set our hands this 28th day of July, 1982.

/s/ K. L. Husfelt
K. L. Husfelt

/s/ B. A. Schuman
B. A. Schuman

/s/ E. L. Kinsler
E. L. Kinsler

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

PREMIER COAL SALES COMPANY, a corporation organized and: existing under and by virtue of the General Corporation Law Of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of PREMIER COAL SALES COMPANY be amended by changing the Article 1. thereof so that, as amended, said Article shall be and read as follows:

“1. The name of the corporation is PEABODY DEVELOPMENT COMPANY.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said PREMIER COAL SALES COMPANY has caused this certificate to be signed by W. W. Mason its President, and attested by J. J. Gazzoli, its Assistant Secretary, this l0th day of November, 1962.

By	/s/ W. W. Mansen
W.W. Mansen, President

ATTEST:

By	/s/ J. J. Gazzoli
J.J. Gazzoli, Assistant Secretary

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION * * * * *	a corporation organized and the General Corporation Law of of said corporation, by its members,

PEABODY DEVELOPMENT COMPANY, a corporation organized and existing under and by virtue of the State: of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, That, in order to provide for an increase in the total number of shares which the Company shall have authority to issue, which increase is deemed to be advisable, the Certificate of Incorporation of PEABODY DEVELOPMENT COMPANY shall be amended by changing Article 4 thereof so that, as amended, said Article shall be and read as follows:

“4. The total number of shares of stock which the corporation shall have authority to issue is two million five hundred thousand (2,500,000) and the par value of each of such shares is Ten Dollars ($10.00) in the aggregate to Twenty five Million Dollars ($25,000,000.00).”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said PEABODY DEVELOPMENT COMPANY has cused this certificate to be signed by W. V. Hartman its President, and attested by J. J. Gazzoli, its Assistant Secretary, this 6th day of January 1983.

By	/s/ W. V. Hartman
W.V. Hartman, President

ATTEST:

By	/s/ J. J. Gazzoli
J.J. Gazzoli, Assistant Secretary

CERTIFICATE OF MERGER

* * *

PEABODY DEVELOPMENT COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of, the State of Delaware (hereinafter “PDC”),

DOES HEREBY CERTIFY:

FIRST: That PDC, BIRCH LAND COMPANY, (hereinafter “Birch”) and COTTONWOOD LAND COMPANY (hereinafter “Cottonwood”) are all corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

SECOND: That a Merger Agreement has been approved, adopted, certified, executed and acknowledged by PDC, Birch, and Cottonwood in accordance with section 251(c) of the General Corporation Law If the State of Delaware.

THIRD: That, pursuant to said Merger Agreement, PDC shall be the surviving corporation.

FOURTH: That the certificate of incorporation of PDC shall be the certificate of incorporaticn of the surviving corporation.

FIFTH: That the executed Merger Agreement is on file at the principal place of business of PDC, 112 North 4th Street, St. Louis, Missouri.

SIXTH: That PDC will, without cost, furnish a copy of the Merger klreement to any shareholder of PDC, Birch, or Cottonwood requesting same.

IN WITNESS WHEREOF, PEABODY DEVELOPMENT COMPANY has caused this certificate to be signed by W.V. Hartman, its President, and attested by J.J. Gazzoli, its Secretary, this 30th day of March, 1983.

PEABODY DEVELOPMENT COMPANY

By:	/s/ W.V. Hartman
President

ATTEST:

/s/ J. J. Gazzoli
Secretary

CERTIFICATE OF INCORPORATION

PEABODY DEVELOPMENT COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of. Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent cl its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of said corporation as follows:

RESOLVED, That this Board of Directors considers the amendment of the Company’s Certificate of Incorporation by the addition thereto after paragraph “9” of a new paragraph numbered “10” and reading as set forth below to be advisable and in accordance with the desire of the Company’s sole stockholder that the personal liability of the Company’s directors be eliminated or limited except in certain specified instances:

10. A director of this corporation shall under no circumstances have any personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for those specific breaches and acts or omissions with respect to which the Delaware General Corporation Law expressly provides that this provision shall not eliminate or limit such personal liability of directors.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said PEABODY DEVELOPMENT COMPANY has caused this certificate to be signed by I. F. Engelhardt, its Vice President and attested by J. J. Gazzoli, its Secretary, this 17th day of November, 1986.

By:	/s/ I. F. Englehardt
I. F. Englehard, Vice President

ATTEST:

/s/ J. J. Gazzoli
Secretary

CERTIFICATE OF AMENDMENT

of

CERTIFICATE OF INCORPORATION

* * * * * * * * * *

PEABODY DEVELOPMENT COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, That, in order to provide for a decrease in the total number of shares which the Company shall have authority to issue, which decrease is deemed to be advisable, the Certificate of Incorporation of PEABODY DEVELOPMENT COMPANY shall be amended by changing Article 4 thereof so that, as amended, said Article shall be and read as follows:

“4. The total number of shares of stock which the corporation shall have authority to issue is Ten (10) and the par value of each of such shares is Ten Dollars ($10.00) in the aggregate to one Hundred Dollars ($100.00).11

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 and 228 of the General corporation Law of the State of Delaware-

IN WITNESS WHEREOF, said PEABODY DEVELOPMENT COMPANY has caused this certificate to be signed by J. W. Blackburn its President, and attested by J. C. Seven, its Secretary, this 23rd. day of October, 1992.

By:	/s/ J. W. Blackburn
President

ATTEST:

/s/ James C. Sevem
J. C. Sevem, Secretary

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 266 OF THE DELAWARE GENERAL

CORPORATION LAW

1,	The name of the corporation Is PEABODY DEVELOPMENT COMPANY. The name under which the corporation was originally incorporated is PREMIER COAL SALES COMPANY.

2.	The date on which the original Certificate of Incorporation was filed with the Secretary of State is July 28, 1982.

3.	The name of the limited liability company into which the corporation is herein being converted is PEABODY DEVELOPMENT COMPANY, LLC.

4.	This Certificate of Conversion shall be effective on December 16, 2003.

5.	The conversion has been approved in accordance with the provisions of Section 266,

By:	/s/ Joseph W. Bean
Authorized Person
Name:	JOSEPH W. BEAN
Print or Type Name

CERTFICATE OF FORMATION

OF

PEABODY DEVELOPMENT COMPANY, LLC

1. The name of the limited liability company is PEABODY DEVELOPMENT COMPANY. LLC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company,

3 This Certificate of formation shall be effective on December 16, 2003.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Peabody Development Company, LLC this 15th day of December, 2003

/s/ JOSEPH W. BEAN
JOSEPH W. BEAN
Organizer

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is PEABODY DEVELOPMENT COMPANY, LLC

2. The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

By:	/s/ Kenneth L. Wagner
Authorized Person
Name:	Kenneth L. Wagner
Print or Type